Exhibit 11.2

Consent of Independent Auditor

We consent to the use in this Post Qualification Amendment No. 2 to the Regulation A Offering Statement on Form 1-A of our report dated April 15, 2019, relating to the consolidated financial statements of 1st stREIT Office Inc., appearing in this Post-Qualification Amendment of Regulation A Offering Statement.

We also consent to the reference of our firm under the heading “Experts” in such Post-Qualification Amendment No. 2 of the Regulation A Offering Statement.

/s/ RSM US LLP

Irvine, California
September 25, 2019